EXHIBIT 10.10

                        PURCHASE AND ASSUMPTION AGREEMENT

      This Agreement, dated March 19, 1996, is between First State Bank & Trust Company, a state bank organized under the laws of Georgia and having its principal place of business in Albany, Georgia ("Buyer"), and First Union National Bank of Georgia, a national banking association having its principal place of business in Atlanta, Georgia ("Seller").

                                    RECITALS

      A. Seller desires to dispose of certain assets and liabilities of its Branches, as hereinafter defined, upon the terms and conditions provided in this Agreement.

      B. Buyer has proposed to purchase such assets and liabilities upon the terms and conditions provided in this Agreement.

                                   AGREEMENT

      In consideration of the mutual promises set forth herein, Buyer and Seller agree as follows:

I.    DEFINITIONS

      1.1 Certain Defined Terms.

            Some of the capitalized terms appearing in this Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural and vice versa.

            "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person, except in those cases where the controlling Person exercises control solely in a fiduciary capacity.

            "Amount of Premium" has the meaning set forth in Section 3.1 of this Agreement.

            "Assets" has the meaning set forth in Section 2.1 of this Agreement.

            "Benefit Plan" means any pension, profit-sharing, or other employee benefit, fringe benefit, severance or welfare plan maintained or with respect to which contributions are made by Seller or any of its Affiliates in connection with Seller's employees.

            "Branches" means those branch offices of Seller listed on Schedule 1.1A to this Agreement.

            "Business Day" means any Monday, Tuesday, Wednesday, Thursday, or Friday on which Seller is open for business.

            "Cash Reserve Lines of Credit" means those consumer lines of credit made available to customers of the Branches as a protection against overdrafts on Deposit Accounts.

            "Capital Management Account" or "CAP Account" means First Union's asset management account which combines certain banking and investment services into one account.

            "Cash Reserve Loans" means those loans outstanding at the Closing made pursuant to Cash Reserve Lines of Credit.

            "Closing" means the transfer of the Assets and the assumption of the Liabilities on the Closing Date.

            "Closing Date" has the meaning set forth in Section 9.1 of this Agreement.

            "Deposit Accounts" means those existing deposit accounts at the Branches, the balances of which are included in the Deposits or would be so included if the account had a positive balance.

            "Deposits" means all deposits as defined in 12 U.S.C. Section 1813(1) which are booked at the Branches on the Closing Date, including in each case accrued but unpaid interest and both collected and uncollected funds, but excluding (i) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by Retirement Plans),(ii) deposits constituting official checks, travelers checks, money orders, or certified checks, (iii) deposits held in Capital Management Accounts, (iv) deposits held in self directed IRAs.

            "Equipment Leases" means those operating and financial leases and conditional sales contracts covering Fixed Assets which Seller may assign to Buyer without restriction or with the lessor's written consent.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any entity that is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Internal Revenue Code.

            "Federal Funds Rate" means, for any day, the rate per annum (expressed on a basis of calculation of actual days in a year) equal to the "near closing bid" federal funds rate published in The Wall Street Journal on the Monday following the Closing Date.

            "Fixed Assets" means all fixtures (including existing signage poles), leasehold improvements, furnishings, vaults, safe deposit boxes, equipment (including, for example, all ATM machines, but excluding any computer or telecommunications equipment), supplies (other than forms and other supplies which bear Seller's logo), and other personal property, which are owned or (to the extent of the lessee's interest) leased by Seller, which are located at the Branches at the Closing.

            "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government having authority in the United States, whether federal, state or local.

            "Leased Branches" means all premises of the Branches which are demised under the Real Property Leases.

            "Liabilities" has the meaning set forth in Section 2.2 of this Agreement.

            "Mediator" means the firm of KPMG Peat Marwick or if that firm declines to perform the functions of the Mediator specified in this Agreement, then another firm of certified public accountants mutually agreeable to Seller and Buyer.

            "Overdrafts" means those overdrafts of the book balance of any Deposit Accounts which are not subject to a preexisting line of credit.

            "Person" means an association, a corporation, an individual, a partnership, a trust, or any other entity or organization, including a Governmental Entity.

            "Real Property" means the land (including the improvements thereon) owned by Seller on which any Branches are located.

            "Retirement Plans" means those non-discretionary individual retirement accounts and qualified retirement plan accounts relating to the Deposits for which Seller acts as custodian or trustee.

            "Self-Directed IRA" means an Individual Retirement Account which permits the customer to select a portfolio from a variety of investment options.

            "Welfare Benefit Plans" means those Benefit Plans which are "welfare benefit plans" as defined by ERISA.

II.   TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

      2.1 Sale of Assets.

            Seller will sell, assign and transfer possession of and all right, title, and interest of Seller in and to the following assets to Buyer (the "Assets") as of the close of business on the Closing Date:

            (a)   the Real Property;

            (b)   the Fixed Assets;

            (c)   cash on hand in the Branches;

            (d)   the Cash Reserve Loans;

            (e)   the Overdrafts;

            (f)   Seller's rights under the Cash Reserve Lines of Credit; and

            (g) any safe deposit box rental agreements relating to safe deposit boxes located at the Branches.

      2.2 Assumption of Liabilities.

            Buyer agrees, as of the close of business on the Closing Date, to assume, pay, perform and discharge the following liabilities of Seller (the "Liabilities"):

            (a) the Deposits and all terms and agreements relating to the Deposit Accounts as such terms and agreements are in effect at Closing;

            (b) all Seller's responsibilities relating to the Deposits with respect to (i) the abandoned property laws of any state, (ii) any legal process which is served on Seller on or before the Closing Date with respect to claims against or for the Deposits, or (iii) any other applicable law;

            (c) Seller's obligations with respect to the Equipment Leases;

            (d) Seller's duties and responsibilities with respect to all Cash Reserve Lines of Credit;

            (e) Seller's duties and responsibilities with respect to customer safe deposit boxes located at the Branches; and

            (f) Seller's duties and responsibilities with respect to the Retirement Plans.

            (g) Notwithstanding other provisions of this Agreement to the contrary, Buyer shall not be responsible or liable for liabilities of Seller resulting from Seller's negligent or tortious conduct.

      2.3 Transfer of Records.

            (a) Seller also shall transfer to Buyer possession and all right, title and interest of Seller in and to (i) all books and records relating to the Assets and the Liabilities which are maintained at the Branches, including any signature cards and Retirement Plan agreements (other than Self-Directed IRAs), (ii) all signature cards for the Deposit Accounts which are not held at the Branches, (iii) all Retirement Plan Agreements (other than Self Directed IRAs) and disclosure statements relating to the Retirement Plans which are not held at the Branches, (iv) the Equipment Leases.

            (b) Any books and records relating to the Assets, the Liabilities, or the Branches (including historical information on Deposit Accounts) held by either Seller or Buyer after Closing shall be maintained in accordance with (and for the period provided in) that party's standard recordkeeping policies and procedures. Throughout that period, the party holding any such books and records shall comply with the reasonable request of the other party to provide copies of specified documents, at the expense of the requesting party. The requesting party shall give reasonable notice of any such request. Except for the destruction by Seller or Buyer in the ordinary course of records which are commingled with records relating to assets and liabilities which are not related to the Branches, neither party will destroy any books or records relating to the Assets, the Liabilities, or the Branches before the fifth anniversary of the Closing without providing at least forty-five (45) days written notice to the other party. Subject to any obligation of Seller or Buyer to keep the records confidential, the party receiving the notice shall be permitted to inspect any such records, and to take possession of them, provided that it shall reimburse the party providing the notice for any out-of-pocket expense incurred in that regard.

      2.4 Tax Matters.

            (a) Notwithstanding Section 2.6, Buyer shall pay to Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse to Seller if Seller shall have paid, any sales and use taxes and any interest and penalties thereon which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated by this Agreement. Seller shall deposit and/or pay over to the relevant taxing jurisdiction amounts received from Buyer at the time required by law so as to avoid such interest or penalties. The purchase price of the Fixed Assets shall be the amount set forth in Section 3.2(a).

            (b) Notwithstanding Section 2.6, Buyer shall pay to Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse to Seller if Seller shall have paid, all real property transfer, recording, and similar documentary taxes arising out of the transfer, transfer of title to or assignment of the Cash Reserve Loans, the Real Property and the Fixed Assets. Seller shall deposit and/or pay over to the relevant taxing jurisdiction such amounts received from Buyer at the time required by law so as to avoid any such interest or penalties.

      2.5 Matters Relating to the Sale of the Fixed Assets and the Real
Property.

            (a) The purchase price of the Fixed Assets shall be Net Book Value as of the Closing Date.

            (b) The purchase price of the Real Property shall be $700,000.00 for the Westover Crossing branch and $600,000.00 for the Albany Main branch.

      2.6 Proration of Certain Expenses.

            Subject to the provisions of Section 2.4, all rentals, real estate taxes, personal property taxes (tangible or intangible), utility, water and sewer charges and assessments, as well as semiannual assessments paid to the Bank Insurance Fund, with respect to the Deposits, shall be adjusted on a pro rata basis as of the close of business on the Closing Date.

      2.7 Back Office Conversion.

            Seller and Buyer shall cooperate with each other and shall use their reasonable best efforts (as consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Assets and Liabilities which is maintained on Seller's data processing systems so that Buyer can incorporate the Deposits and the Cash Reserve Loans onto its deposit and loan accounting system no later than the opening of business on the Business Day following the Closing Date. Upon Buyer's reasonable request, Seller also shall provide Buyer from time to time before Closing with proposed detailed record layouts and file descriptions and with computer tapes in Seller's computer format as may be reasonably necessary to conduct test conversions. Within fifteen (15) days after the date of this Agreement, Seller and Buyer shall each designate an appropriate officer to be responsible for the necessary cooperation of the parties and to act as an initial contact for questions and requests for information.

      2.8 Processing of Certain Items After Closing.

            A sample of the written practices and procedures under which Seller shall handle all items (including, for example, automated clearing house and electronic funds transfer items) relating to the Assets or the Deposits which are presented or returned to Seller following the Closing Date are attached to this Agreement as Exhibit A, including certain other matters relating to consummation of the Acquisition (the "Working Agreement"). Within ten (10) days of the execution of this Agreement, the parties will confer and finalize the Working Agreement, and thereafter the parties will comply with the same, as well as all applicable regulations, clearing house rules, and agreements.

      2.9 Information Returns.

            Buyer shall file all required information returns with the Internal Revenue Service with respect to interest paid on the Deposits after the Closing Date, interest received on Cash Reserve Loans after the Closing Date, and any other information return required with respect to the Deposits, Cash Reserve Loans, Real Property, and any other transferred Assets and Liabilities for the period beginning after the Closing Date. Seller will file all required information returns with the Internal Revenue Service and any information return required by state or local tax authorities with respect to interest paid on the Deposits on or before the Closing Date, interest received on Cash Reserve Loans on or before the Closing Date, and any other information return required with respect to the Deposits, Cash Reserve Loans, Real Property, and any other transferred Assets and Liabilities for any period ending on or before the Closing Date. The parties shall cooperate upon request in preparing these information returns.

III. BID AMOUNT AND PAYMENTS

      3.1 Amount of Premium.

            In further consideration of Seller entering into this Agreement, Buyer will pay to Seller, as described in Sections 3.2 and 3.3 of this Agreement, an amount equal to nine and fifty three one hundredths percent (9.53%) of the Average Deposits (the "Amount of Premium"). The Average Deposits shall be calculated by averaging the monthly Deposit Average for the three calendar months immediately preceding the month during which the closing takes place. The monthly Deposit Average is the average Deposit balance for the Branches as determined by Seller for the month for which the calculation is being made.

      3.2 Payment by Seller.

            In consideration of Buyer's purchase of the Assets and its assumption of the Liabilities, Seller shall pay to Buyer an amount equal to the Deposits, as at the close of business on the Closing Date, less the sum of the following, calculated as of the close of business on the Closing Date:

            (a) the purchase price of the Fixed Assets and the Real Estate set forth in Sections 2.5(a) and (b);

            (b) the aggregate principal amounts outstanding plus any accrued interest on the Cash Reserve Loans as recorded on Seller's books;

            (c) the amount of cash on hand at the Branches;

            (d) the principal amount of the Overdrafts as recorded on Seller's books;

            (e) the net amount (which may be a negative amount) of taxes payable by Buyer and Seller under Section 2.4 (i.e., the amount payable by Buyer less the amount payable by Seller);

            (f) the net amount (which may be a negative amount) of any adjustments under Section 2.6 (i.e., the amount payable by Buyer less the amount payable by Seller); and

            (g) the Amount of Premium.

      3.3   Settlement.

            (a) Not less than two (2) Business Days before the Closing Date, Seller shall deliver to Buyer a proposed Preliminary Closing Statement, together with supporting documentation reasonably satisfactory to Buyer, certified by an officer of Seller. The Preliminary Closing Statement shall be prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, in the form of Exhibit B to this Agreement, completed as of the close of business on the Friday before the Closing Date. The parties shall agree upon the Preliminary Closing Statement before the Closing Date, and it shall be the basis of a preliminary payment to be made to Buyer's account on the Closing Date (the "Preliminary

      Payment"). A party's agreement to the Preliminary Closing Statement shall not be binding with respect to the Final Closing Statement.

            (b) The parties shall cooperate in the preparation of a proposed Final Closing Statement, together with supporting documentation reasonably satisfactory to Buyer, to be certified by an appropriate officer of Seller within thirty (30) days after the Closing Date (or on a different date agreed upon by the parties), and the parties shall use their best efforts to agree upon the Final Closing Statement promptly. The Final Closing Statement shall be prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, in the form of Exhibit C to this Agreement, and it shall be completed as of the close of business on the Closing Date. On the Business Day after Buyer and Seller agree to the Final Closing Statement, or Seller receives notice of any determination of the Final Closing Statement under subsection (d) (the "Final Settlement Date"), Seller shall pay to Buyer (or Buyer shall pay to Seller, as the case may be) an amount (the "Adjustment Payment") equal to the amount due stated on the Final Closing Statement, plus interest from the day after the Closing Date until the calendar day before the Adjustment Payment is made at a rate per annum (calculated daily based on a 360-day year) equal to the Federal Funds Rate.

            (c) If the parties are unable to agree on a Final Closing Statement within fifty (50) days after Closing, then subject to Section 11.3(b), either party may submit the matter to the Mediator, which shall determine all disputed portions of the Final Closing Statement in accordance with the terms and conditions of this Agreement within thirty (30) days after the submission. The parties shall each pay half of the fees and expenses of the Mediator, except that the Mediator may assess the full amount of its fees and expenses against either party if it determines that party negotiated the Final Closing Statement in bad faith. The Final Closing Statement, as agreed upon by the parties and/or determined under this subsection, shall be final and binding upon the parties.

            (d) The Preliminary Payment and the Adjustment Payment shall all be made by wire transfer of immediately available Federal Reserve Funds to the account of the party receiving the payment, which account shall be identified by the party receiving the funds to the other party not less than two (2) Business Days prior to the Closing.

IV.   SELLER'S REPRESENTATIONS AND WARRANTIES

      Seller makes the following representations and warranties to Buyer.

      4.1 Power and Authority.

            (a) Seller has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Seller. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

            (b) The performance of this Agreement by Seller will not violate any provision of the Articles of Association or By-Laws of Seller, or any applicable law, rule, regulation, or order or any contract or instrument by which Seller is bound except for such violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business, or operations of the Branches, taken as a whole, or the consummation of the transactions contemplated by this Agreement (a "Seller Material Adverse Effect").

      4.2 Litigation and Regulatory Proceedings.

            There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Seller's knowledge) threatened against Seller or any of the Assets, Liabilities, or Branches, which alone, or taken in the aggregate, reasonably would be expected to have a Seller Material Adverse Effect. No governmental agency has notified Seller that it would oppose or not approve or consent to the transactions contemplated by this Agreement and Seller knows of no reason for any such opposition, nonapproval, or nonconsent.

      4.3 Consents and Approvals.

            Except for the regulatory approvals mentioned in Section 9.4(a) of this Agreement, no consents or approvals, or filings or registrations with any third party or any public body, agency, or authority are necessary in connection with Seller's consummation of the transactions contemplated by this Agreement other than any necessary lessor's consents to the assignment of the Equipment Leases and as may be necessary as a result of any facts or circumstances relating solely to Buyer.

      4.4 Real Property and Fixed Assets.

            (a) Schedule 4.4 contains a list of all the Real Property.

            (b) Seller has good and marketable title to the Real Property and Fixed Assets (except for leased equipment, in which case it has the right to assign such leases in accordance with and subject to the terms and conditions thereof), free and clear of all encumbrances, except for easements and restrictions of record, applicable zoning laws, the rights of landlords under any ground leases relating to the Real Property, the rights of any tenants, and imperfections or irregularities of title, claims, charges, security interests, liens or encumbrances, if any, which do not materially detract from the value of or interfere with the use of the Real Property or Fixed Assets, as the case may be, current taxes and assessments not delinquent, or liens incurred in the ordinary course of Seller's business at the Branches.

            (c) Except as expressly set forth herein, Buyer does hereby acknowledge and agree that: (a) Buyer is expressly purchasing the Real Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to any facts, circumstances, conditions and defects; (b) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or to compensate Buyer for same; (c) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Real Property and of all risk of adverse conditions; and (d) Buyer has or will have prior to the Closing undertaken all such physical inspections and examinations of the Real Property as Buyer deems necessary or appropriate as to the condition of the Real Property. Except as expressly set forth herein, Buyer acknowledges that Seller has made no representations or warranties and shall have no liability to Buyer (and Buyer hereby waives any right to recourse against Seller) with respect to the conditions of the soil, the existence or non-existence of hazardous substances, any past use of the Real Property, the economic feasibility of the Real Property, or the Real Property's compliance or non-compliance with all laws, rules or regulations affecting the Real Property.

      4.5 Ownership of Cash Reserve Loans.

            Seller has full power and authority to hold each Cash Reserve Loan; and has good title to the Cash Reserve Loans free and clear of all liens and encumbrances, except for liens and encumbrances (i) which do not detract from the Cash Reserve Loans' value or interfere with the Cash Reserve Loans' use, or

(ii) are, in aggregate amounts, not material to the value of the Cash Reserve Loans as a whole. Seller is authorized to sell and assign the Cash Reserve Loans to Buyer and, upon such assignment, Buyer will have the rights of a lender with respect to the Cash Reserve Loans.

      4.6 Taxes.

            Seller either has paid all payroll, withholding, property, sales, use, transfer, documentary, backup withholding, license and similar taxes imposed by any taxing authority which are due and payable by Seller with respect to the activities conducted by the Branches, Assets, Liabilities, or Seller's employees, has properly accrued for the same by reserves shown on Seller's books and records of account, or will have done one or the other of the foregoing on or before the Closing Date. Subject to Sections 2.4, 2.5 and 2.6, all taxes for which Seller has properly accrued by reserves on Seller's books and records of account shall be paid by Seller on its own behalf or on behalf of the Buyer. Notwithstanding any other provision in this Agreement, Seller shall retain all right to any refund with respect to any such tax paid by Seller.

      4.7 Compliance with Certain Laws.

            The Deposit Accounts and the Cash Reserve Lines of Credit were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules, and orders, and the Branches have been operated in compliance with Seller's policies and procedures and all applicable federal and state laws, regulations, rules, and orders, except for such instances of noncompliance which have not had, and are not reasonably likely to have, a Seller Material Adverse Effect.

      4.8 FDIC Insurance.

            The Deposits are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund to the extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due by Seller.

      4.9 Offering Memorandum Information.

            The information contained in the Branch Sale Offering Memorandum provided to Buyer is true and correct in all material respects.

V.    BUYER'S REPRESENTATIONS AND WARRANTIES

      Buyer makes the following representations and warranties to Seller.

      5.1 Power and Authority.

            (a) Buyer has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Buyer. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

            (b) The performance of this Agreement by Buyer will not violate any provision of the Articles of Association, By-laws or similar governing documents of Buyer, or any applicable law, rule, regulation, or order or any contract or instrument by which Buyer is bound except for such violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

      5.2 Litigation and Regulatory Proceedings.

            There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Buyer's knowledge) threatened against Buyer or any of its properties or assets which alone, or taken in the aggregate, reasonably would be expected to have a Buyer Material Adverse Effect. No governmental agency has notified Buyer that it would oppose or not approve or consent to the transactions contemplated by this Agreement, and Buyer knows of no reason for any such opposition, nonapproval, or nonconsent.

      5.3 Consents and Approvals.

            Except for the regulatory approvals mentioned in Section 9.3(a) of this Agreement, no consents or approvals, or filings or registrations with any third party or any public body, agency, or authority are necessary in connection with Buyer's consummation of the transactions contemplated by this Agreement other than what may be necessary as a result of any facts or circumstances relating solely to Seller.

      5.4 Financing.

            Buyer has sufficient funds available to it to purchase the Assets and assume the Liabilities in accordance with this Agreement.

VI.   ADDITIONAL AGREEMENTS OF SELLER

      6.1 Access to Seller's Premises, Records, and Personnel.

            (a) Upon execution of this Agreement, Seller shall give Buyer and its representatives and counsel reasonable access to the Branches as Buyer may reasonably request, provided that Buyer does not unreasonably interfere with the Branches' business operations. Seller shall not be required to provide access to or to disclose information where such access or disclosure might violate or prejudice the rights of any customer or employee or would be contrary to law, rule, regulation or any legal or regulatory order or process or any fiduciary duty or binding agreement entered into prior to the date of this Agreement.

            (b) Anything contained in this Agreement to the contrary notwithstanding, Seller shall not be required to disclose, or to cause the disclosure to Buyer or its representatives (or provide access to any offices, properties, books or records of Seller, that could result in the disclosure to such Persons or others), of any tax returns and/or any work papers relating thereto or any other confidential information relating to income or franchise taxes or other taxes of Seller or of trade secrets or patent or trademark applications, or product research and development belonging to or performed by or for Seller, nor shall Seller be required to permit or to cause others to permit Buyer or its representatives to copy or remove from the offices or properties of Seller any documents, drawings or other materials that might reveal any such confidential information; provided, however, Buyer shall have access to tax returns to the extent that liability for the taxes at issue could be imposed on Buyer.

            (c) At Buyer's request, Seller shall authorize and permit certain of its officers and members of management to engage in discussions with Buyer for the purposes of discussing the Branches' business and negotiating and concluding management employment contracts, employee benefit plans, and new incentive plans and Buyer shall maintain the confidentiality of any information furnished by such officers or members of management of Seller pursuant to such discussions with Buyer.

      6.2 Matters Relating to Branch Closing.

            In the event that Buyer intends to close any of the Branches on the Closing Date or before ninety (90) days thereafter, Buyer and Seller agree to the following:

            (a) Subject to Section 6.2(b), Seller and Buyer shall prepare Branch closing notices to Seller's customers, to be mailed by Seller, at Buyer's request and expense, at such time as shall be mutually agreed upon between Buyer and Seller. Seller and Buyer also shall prepare another notice to Seller's customers, to be mailed by Seller, at Buyer's expense, of Buyer's impending acquisition of the Branches within ten (10) Business Days following Seller's receipt of notice that Buyer has obtained any and all required regulatory approvals for the transactions contemplated by this Agreement or such earlier date as Seller and Buyer may mutually agree upon. After Seller mails this notice, Buyer shall be permitted to provide to Seller material to be sent, at Buyer's expense, to the depositors, borrowers and other customers of the Branches concerning the proposed transaction and Buyer's products. Each party's communication shall be subject to the approval of the other party, which approval shall not be refused unreasonably.

            (b) Unless Buyer shall certify in writing at the time that (x) Buyer is not aware of the occurrence of any event or condition, which, if not corrected, would be reasonably expected to result in the failure of any condition to Closing under Sections 9.3 or 9.4; (y) Buyer has no reason to believe that any regulatory approval required under Section 9.3(a) will not be forthcoming, and (z) no challenge has been threatened or filed and is pending with respect to any such regulatory approval:

                   (i) Buyer shall not take any action with respect to any of the Branches which would require that notices be posted or provided to customers or regulators, as required by 12 U.S.C. Section 1831r-1, on or prior to the Closing Date; and

                  (ii) Seller shall not be required to participate in the
            closing of any Branch or in any notice to customers relating to such a closing.

      6.3 Regulatory Approvals.

            Seller shall use its best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Seller also shall cooperate fully and promptly with Buyer in obtaining any regulatory approval which Buyer must obtain before

Closing. Seller shall notify Buyer promptly of any significant development with respect to any application it files under this Section. Seller also shall provide Buyer with a copy of any regulatory approval it receives under this Section, promptly after Seller's receipt of the same.

      6.4 Conduct of Business.

            Except as provided in this Agreement and as may be agreed upon otherwise with Buyer, Seller will continue to carry on the business at the Branches until Closing in the ordinary course of business, consistent with prudent business practices. Seller shall not terminate the operation of any Branch, unless those operations cease due to events beyond Seller's control. Seller will notify Buyer of any event of which Seller obtains knowledge which would make any of Seller's representations under Article IV of this Agreement false in any material respect.

            The foregoing agreement of Seller to conduct its business in the ordinary course shall include, but not be limited to, the following negative covenants: From the date hereof until the Closing Date, Seller will not at its Albany, Georgia Branches: grant any increases in compensation to its employees except for normal merit raises in the ordinary course of business, or bonuses relating to deposit retention programs established by Seller; will not hire any additional employees, except as may be necessary in order to maintain ordinary and customary service at its Branches; will not sell or dispose of or acquire any assets other than in the ordinary course of business; fail to pursue collection in the ordinary course of business any unpaid Overdrafts or Cash Reserve Loan balances; or open any Deposits at a rate of interest greater than would be available under Seller's normal pricing policy for Albany, Georgia for comparable deposits. Seller's agreement to conduct its business in the ordinary course shall include, but not limited to, the following affirmative covenants:
Seller will provide its best efforts to preserve in tact at its Albany Branches, its goodwill and assets and to maintain its customer base; and, prior to Closing, it will write off all Overdrafts and Cash Reserve Loans where collectibility is doubtful in accord with its normal practices.

VII.  ADDITIONAL AGREEMENTS OF BUYER

      7.1 Regulatory Approvals.

            Buyer agrees to use its reasonable best efforts to complete and file within twenty (20) days after the date of this Agreement every application necessary to obtain any regulatory approval on which Buyer's consummation of the transactions contemplated by this Agreement is conditioned and to use its reasonable best efforts to obtain all such approvals promptly.

Buyer also shall cooperate fully and promptly with Seller in obtaining any regulatory approval which Seller must obtain before Closing. Buyer shall notify Seller promptly of any significant development with respect to any application it files under this Section. Buyer also shall provide Seller with a copy of any regulatory approval it receives under this Section, promptly after Buyer's receipt of the same.

      7.2 Change of Name, Etc.

            Immediately after Closing, Buyer will (a) change the name and/or logo on all documents and facilities relating to the Assets, Liabilities and Branches to Buyer's name and/or logo, (b) notify all persons whose Cash Reserve Loans or Deposits are transferred under this Agreement of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the Federal Deposit Insurance Corporation and any other appropriate regulatory authorities required as a result of the consummation of these transactions. Buyer agrees not to use any forms and other documents bearing Seller's name or logo after Closing without the prior written consent of Seller, and, if such consent is given, Buyer agrees that all such forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Buyer as the party using the form or other document. As soon as practicable and, in any event, within seven (7) calendar days after the Closing Date, Buyer will issue new checks reflecting its transit and routing number to customers of the Branches with checking privileges. Buyer shall use its best efforts to encourage these customers to begin using these checks and cease using checks bearing Seller's name.

VIII. SELLER'S EMPLOYEES

      8.1 Transferred Employees.

            (a) Buyer will offer to employ all of Seller's employees who are employed at the Branches on the Closing Date ("Transferred Employees"), at a salary or hourly wage comparable to that earned by them at the time of Closing.

            (b) Seller is responsible for the filing of Forms W-2 with the Internal Revenue Service and any required filing with state tax authorities, with respect to wages and benefits paid to each Transferred Employee for periods ending on or prior to the Closing Date.

      8.2 Employee Benefits.

            (a) (i) Following the Closing, Buyer shall not have any liability or obligation under Seller's Benefit Plans or any other program or arrangement of Seller or an ERISA Affiliate thereof under which any current or former employee of Seller or any of its Affiliates has any right to any benefits.

             (ii) Upon the Closing, the participation of Transferred Employees in Seller's Benefit Plans shall cease in accordance with the terms of such plans.

             (iii) Buyer shall not under any circumstances be responsible for any welfare benefits, or claims by, current or former employees of Seller or any of its Affiliates arising as a result of events occurring prior to the Closing Date. Seller shall, solely with respect to such employees, continue to be responsible after the Closing Date for any welfare benefits or claims which will, by reason of events which take place on or prior to the Closing Date, become payable under the terms of any group insurance, workers' compensation, or self-funded welfare or fringe benefits program, plan, coverage, obligation, or practice affecting such employees. With respect to Transferred Employees, Buyer shall be responsible for any welfare benefits or claims which will, by reason of events that take place after the Closing Date, become payable under the terms of any group insurance, worker's compensation, or self-funded welfare or fringe benefits program, plan, coverage, obligation or practice of Buyer or any of its Affiliates affecting the Transferred Employees, and Seller shall under no circumstances be responsible for any benefits or claims arising by reason of events that take place following the Closing Date; provided, however, that Seller shall remain responsible for all benefits or claims arising under disability or workers' compensation plans which are or become payable after the Closing Date which result from any disabilities or injuries occurring prior to the Closing Date.

            (b) (i) On and after the Closing Date, Buyer shall provide the Transferred Employees with the employee benefits, if any, provided to employees of Buyer and its Affiliates, subject to the terms of Buyer's benefit plans.

             (ii) Buyer will grant for purposes of vacation benefits, severance pay, and all welfare benefit plans (as defined in ERISA) past service credit to all Transferred Employees for periods of time credited to such Transferred Employees under the Seller's Welfare Benefit Plans. To the extent that any Transferred Employee has satisfied in whole or in part any annual deductible under a Welfare Benefit Plan, or has paid any out-of-pocket expenses pursuant to any Welfare Benefit Plan co-insurance provision, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under the benefit plans and programs provided to Transferred

      Employees by Buyer, and such plans and programs shall be applied without regard to any limitations relating to preexisting conditions or required physical examinations that would not otherwise apply under the respective Welfare Benefit Plans to the extent that such Transferred Employees are covered by Seller's Welfare Benefit Plans on the Closing Date. Pre-existing conditions excluded under Seller's plans and programs may also be excluded under the terms of Buyer's plans and programs.

            (iii) Buyer shall take whatever action is necessary, including amendment of its defined contribution pension plan, to grant to each Transferred Employee past service credit for all purposes (including any waiting period) under Buyer's defined contribution pension plan for all periods of service credited to each such Transferred Employee under the Seller's defined contribution pension plan. Within forty-five (45) days after the Closing Date, Seller shall provide to Buyer such information as Buyer reasonably requires to establish the service for the Transferred Employees credited under the Seller's defined contribution pension plan. Provided, that entry into Buyer's Pension Plan shall occur at normal plan entry dates.

            (iv) Buyer will grant to each Transferred Employee past service credit for service which has been granted under Seller's pension plan, for all purposes, other than benefit accrual, under Buyer's defined benefit pension plan.

      8.3 Training.

            Seller shall permit Buyer to train the Transferred Employees before Closing with regard to Buyer's operations, policies, and procedures at Buyer's sole cost and expense. This training shall take place outside of business hours and may, at Buyer's option, take place at the Branches.

IX.   CLOSING AND CONDITIONS TO CLOSING

      9.1 Time and Place of Closing.

            The closing ("Closing") shall be a date mutually agreed upon by the parties (the "Closing Date") which shall be on a Friday and shall be no more than sixty (60) days after the last regulatory approval necessary for the Closing has been obtained (without regard to any statutory waiting periods following such approval). Closing shall take place at Seller's offices located at 999 Peachtree Street, Atlanta, Georgia, at 10:00 A.M. on the Closing Date, or at a time and place otherwise determined by mutual agreement of the parties.

      9.2 Exchange of Closing Documents.

            The parties shall exchange drafts of all documents to be delivered at Closing (other than the Preliminary Closing Statement) at least ten (10) Business Days prior to the Closing Date.

      9.3 Buyer's Conditions to Closing.

            Buyer's obligations to purchase the Assets and assume the Liabilities is contingent upon and subject to the fulfillment of the following conditions in all material respects:

            (a) The parties obtaining all regulatory approvals which are necessary for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

            (b) Each express representation, covenant and warranty of Seller in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Seller to be performed or met by Seller on or before the Closing Date having been performed or met in all material respects;

            (c) Seller's delivery to Buyer of the following documents in form and substance satisfactory to counsel for Seller and Buyer:

                  (i) The executed Preliminary Closing Statement;

                  (ii) Special warranty deeds conveying the Real Property;

                  (iii) Bills of sale, assignments, and other instruments of transfer sufficient to convey to Buyer all of Seller's right, title, and interest in and to the remaining Assets;

                  (iv) A certificate executed by an appropriate officer of
            Seller attesting, to the officer's best knowledge, to Seller's compliance with the conditions set forth in Section 9.3; and

                  (v) Estoppel certificates executed by the lessors of the
            Leased Branches; and

            (d) Buyer's receipt of the Preliminary Payment as provided in
      Section 3.3.

      9.4 Seller's Conditions to Closing.

            Seller's obligation to sell the Assets and transfer the Liabilities to Buyer is contingent upon and subject to the fulfillment of the following conditions in all material respects:

            (a) The parties' obtaining all regulatory approvals which are necessary for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

            (b) Each express representation, covenant and warranty of Buyer in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Buyer to be performed or met by Buyer on or before the Closing Date having been performed or met in all material respects; and

            (c) Buyer's delivery to Seller of the following documents in form and substance reasonably satisfactory to counsel for Seller and Buyer:

                  (i) One or more executed assumptions of the Real Property
            Leases;

                  (ii) One or more executed instruments assuming the remaining
            Liabilities; and

                  (iii) A certificate executed by an appropriate officer of
            Buyer attesting, to the officer's best knowledge, to Buyer's compliance with the conditions set forth in Section 9.4(b).

      9.5 Survival of Representations and Warranties.

            Unless specifically provided otherwise in this Agreement, each and every one of Buyer's and Seller's representations, warranties and covenants under this Agreement or contained in any certificate or instrument delivered by either party at Closing shall survive for a period of one (1) year following the Closing Date.

      9.6 Environmental Audit.

            This transaction is contingent upon the parties obtaining a Phase II Environmental Assessment from a mutually acceptable environmental engineering consulting firm satisfactory to both Buyer and Seller. If such report reveals conditions requiring remediation by Seller, and such remediation may be accomplished by Seller at a cost not to exceed $100,000.00, Seller shall effect such remediation. If such remediation shall require an expenditure greater than $100,000.00, Seller may elect to either perform such remediation work or terminate this Agreement.

X.    TERMINATION

      10.1 Termination by Either Party.

            Either party may terminate this Agreement upon written notice to the other if:

            (a) as a result of any material breach of any representation, warranty, or covenant, the party terminating the Agreement would be justified in not proceeding to Closing, but only if the breach, by its nature, cannot be cured substantially by the Closing;

            (b) the Closing does not occur within one hundred eighty (180) days after the date of this Agreement, notwithstanding the reasonable best efforts of the party terminating this Agreement; or

            (c) the other party so agrees in writing.

            The termination of this Agreement under subsection (a) shall not absolve the breaching party from any liability to the other party arising out of its breach of this Agreement.

XI.   MISCELLANEOUS

      11.1 Continuing Cooperation.

            (a) On and after the Closing Date, Seller agrees to give such further reasonable assurances and to execute, acknowledge and deliver such bills of sale, deeds, acknowledgments and other instruments of conveyance and transfer as in Buyer's judgment are reasonably necessary and appropriate to vest effectively in Buyer the full legal and equitable title to all the Assets and Liabilities.

            (b) On and after the Closing Date, Buyer shall execute, acknowledge, and deliver any documents or instruments as in Seller's judgment may be reasonably necessary and appropriate to relieve and discharge Seller from its obligations with respect to the Liabilities.

            (c) Seller and Buyer shall cooperate fully with each other in connection with any examination conducted by any tax authority subsequent to the Closing Date by promptly providing upon request information relating to the tax liability of any business operated by Seller or Buyer with respect to the Branches and promptly informing the other of the institution of, any material developments concerning, and the outcome of, the same.

            (d) Except as provided in Section 7.2, no interest in or right to use First Union National Bank of Georgia's logo or the name "First Union" or any other similar word, name, symbol or device in which Seller has any interest by itself or in combination with any other word, name, symbol or device, or any similar variation of any of the foregoing (collectively, the "Retained Names and Marks") is being transferred to Buyer pursuant to the transactions contemplated hereby. Unless permitted pursuant to Section 7.2, Buyer shall not after the Closing Date in any way knowingly use any materials or property, whether or not in existence on the Closing Date, that bear any Retained Name or Mark. Buyer agrees that Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Buyer thereof of any Retained Name or Mark after the Closing Date, and Buyer agrees to indemnify and hold harmless Seller from any and all claims (and all expenses, including reasonable attorneys' fees and disbursements incurred in connection with any such claim) that may arise out of the use thereof by Buyer.

      11.2 Merger and Amendment.

            This Agreement sets out the complete agreement of the parties with respect to the matters discussed in this Agreement, and it supersedes all prior agreements between the parties, whether written or oral, which apply to these matters. No provision of this Agreement may be changed or waived except as expressly stated in a document executed by both parties.

      11.3 Dispute Resolution; Indemnification Procedure.

            (a) Neither Seller nor Buyer shall assert any claim arising out of or relating to this Agreement (except with respect to claims to be handled under the Working Agreement in Section 2.8 or submitted to the Mediator under Section 3.3(c)unless:

                  (i) except for claims arising under or in respect of Sections
            2.4, 2.5, 2.6 or 11.1(d), the amount in dispute with respect to any claim exceeds $5,000.00;

                  (ii) except for claims arising in respect of Sections 2.4, 2.5 or 2.6, the aggregate amount of all claims by Buyer or Seller (as the case may be) which satisfy the preceding clause exceeds $25,000.00, in which case a claim may be asserted only to the extent that such threshold has been exceeded;

                  (iii) the aggregate amount of all liabilities and damages
            collected by Buyer or Seller (as the case may be) shall not exceed the Amount of Premium; and

                  (iv) except for claims arising in respect of Sections 2.4, 2.5 or 2.6, the notification required by Section 11.3(b) (if any) is given on or before the first anniversary of the Closing Date, and, if no notification is required by Section 11.3(b) written notice of the claim is given on or before the third anniversary of the Closing Date.

            (b) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as provided in this Subsection (b). Either party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at comparable levels at least one step above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved by these persons within thirty (30) days of the disputing party's notice, or if the parties fail to meet within ten (10) days, the dispute shall be referred to more senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute. All negotiations under this Subsection (b) are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, applicable State rules of evidence, and common law. The procedures set forth above will be followed in advance of litigation of any dispute between the parties; nevertheless, either party may seek a preliminary injunction or other provisional judicial relief if in its judgment such an action is necessary to avoid irreparable damage or to preserve the status quo. Despite any such action, the parties will continue to participate in good faith in the procedures set forth in this Subsection (b). Notwithstanding anything to the contrary in the foregoing, a claim brought pursuant to Section 2.8 shall fall under the terms of this Subsection (b) only if the parties cannot reach an agreement on the payment of such claim pursuant to the Working Agreement.

            (c) Neither party shall have any liability for lost profits or punitive damages with respect to any claim arising out of or relating to this Agreement. The sole recourse and remedy of a party hereto for breach of this Agreement by the other party hereto shall be against such other party and its assets, and no officer, director, employee, stockholder or affiliate of any party shall be liable at law or in equity for the breach by such party of any of its obligations under this Agreement.

      11.4 Counterparts.

            This Agreement may be executed in any number of counterparts, each of which will constitute an original, but all of which taken together shall constitute one and the same instrument.

      11.5 Exhibits and Schedules.

            All exhibits and schedules referred to in this Agreement shall constitute a part of this Agreement.

      11.6 Assignment.

            This Agreement is not assignable by either party without the written consent of the other party which shall not be unreasonably withheld.

      11.7 Headings.

            The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning of this Agreement or any of its provisions.

      11.8 Notices.

            Any notice under this Agreement shall be made in writing and shall be deemed given when delivered in person, when delivered by first class mail postage prepaid (in which case the notice shall be deemed given on the third Business Day following the date on which the notice is postmarked), or when delivered by facsimile transmission, which transmission also shall be sent by first class mail, postage prepaid before the second Business Day following the transmission (in which case the notice shall be deemed given on the day transmitted if transmitted before or during normal business hours or, otherwise, on the next succeeding Business Day) to the parties at the respective addresses set forth below or at such other addresses as each party shall inform the other in writing.

      If to Seller to:        Steve Parker
                              Chief Financial Officer
                              First Union National Bank of Georgia
                              999 Peachtree Street, N.E.
                              Atlanta, Georgia 30309

      with a copy to:         Keith D. Lembo, Esq.
                              Senior Vice President
                               and Deputy General Counsel
                              First Union Corporation
                              One First Union Center
                              Charlotte, North Carolina 28288-0603

      If to Buyer to:         Robert E. Lee
                              Chief Financial Officer
                              First State Corporation
                              323 Pine Avenue, 3rd Floor
                              Albany, Georgia 31703

      with a copy to:         Walt Moeling
                              Powell, Goldstein, Frazer & Murphy
                              16th Floor
                              191 Peachtree Street, N.W.
                              Atlanta, Georgia 30303

      11.9 Expenses.

            Unless specifically stated to the contrary in this Agreement, each party will assume and pay for the expenses it incurs with respect to the purchase and sale of the Assets and assumption of the Liabilities under this Agreement, provided, however, that Buyer shall pay all fees and expenses associated with the regulatory application process. Each party shall be responsible for any fee payable to any agent, broker or finder acting on its behalf in this transaction.

      11.10 Public Announcements.

            Each party shall consult with the other before making any announcement or other public communication with respect to the transactions contemplated by this Agreement and shall furnish a copy of the text to the other party of the announcement or other communication.

      11.11 Governing Law; Jurisdiction.

            This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within the State of Georgia.

      11.12 Severability.

            If any provision of this Agreement is determined to be invalid, illegal, or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by applicable law, rule or regulation shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith with a view to replacing this Agreement with a new agreement which would fulfill as closely as possible the original intents and purposes hereof.

      11.13 No Third Party Beneficiaries.

            The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than Seller and Buyer, except as may otherwise be provided explicitly in this Agreement.

      11.14 Risk of Loss

            Risk of casualty loss to the Real Property and Fixed Assets shall remain with the Seller until Closing.

      IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by a duly authorized officer as of the date written on page one of this Agreement.

                                    FIRST STATE BANK & TRUST COMPANY


                                    By: /s/ Robert E. Lee
                                       -----------------------------
                                    Its: CFO
                                        ----------------------------


                                    FIRST UNION NATIONAL BANK
                                     OF GEORGIA


                                    By: /s/ Steven L. Parker
                                       -----------------------------
                                    Its: CFO
                                        ----------------------------

                                                                       EXHIBIT B

                      FORM OF PRELIMINARY CLOSING STATEMENT

Amount of Liabilities                                    Preliminary
---------------------                                    -----------

Principal Amount of Deposits                      ___________________________

Accrued Interest                                  ___________________________

(Less) Value of Assets
and Amount of Premium

Real Property*                                    (_________________________)

Value of Fixed Assets*                            (_________________________)

Cash on Hand                                      (_________________________)

Cash Reserve Loans*                               (_________________________)

Overdrafts*                                       (_________________________)

Amount of Premium*                                (_________________________)

(Less) Plus Taxes*                                (_________________________)

(Less) Plus Prorated Tax and Expense Items*       (_________________________)

                                                  ===========================

Payment Amount                                    ___________________________

*See Attached Schedules for Calculations

      I hereby certify that I am a ___________________ Vice President of First Union National Bank of ______________ and that this Preliminary Closing Statement and the Schedules attached, as well as the financial information on which both are based, are accurate and complete and have been prepared in accordance with GAAP and Seller's customary practices and procedures used in preparing financial statements.

                                    ____________________________

                                    Name:_______________________

                                    Title:______________________

                                                                       EXHIBIT C

                         FORM OF FINAL CLOSING STATEMENT

Amount of Liabilities                            Preliminary           Final
--------------------------------------------------------------------------------

Principal Amount of Deposits                     ____________       ____________
Accrued Interest                                 ____________       ____________
                                                 ____________       ____________

(Less) Value of Assets
and Amount of Premium
---------------------
Real Property*                                   (__________)       (__________)

Value of Fixed Assets*                           (__________)       (__________)

Cash on Hand                                     (__________)       (__________)

Cash Reserve Loans*                              (__________)       (__________)

Overdrafts*                                      (__________)       (__________)

Amount of Premium*                               (__________)       (__________)

(Less) Plus Taxes*                               (__________)       (__________)

(Less) Plus Prorated Tax and
Expense Items*                                   (__________)       (__________)

Payment Amount                                   ____________       ____________
--------------

Prior Payment Amount                                 -----          ____________

Increase (Decrease) from
Prior Payment Amount                                 -----          ____________

Reimbursement of Seller's
Severance Expense                                    -----          ____________

Total Increase (Decrease)
and Reimbursement                                    -----          ____________

Interest                                             -----          ____________

Amount Due from Seller
(Buyer) (Total Adjustment Payment)                   -----          ____________

*See Attached Schedules for Calculations

      I certify that I am a _______________ Vice President of First Union National Bank of ____________ and that this Final Closing Statement and the Schedules attached, as well as the financial information on which both are based, are accurate and complete and have been prepared in accordance with GAAP and with Seller's customary practices and procedures used in preparing financial statements.

                                    _____________________________
                                    Name:________________________
                                    Title:_______________________

                                  SCHEDULE 1.1A

                                    BRANCHES

Albany Main
241 Pine Avenue
Albany, Georgia 31708

Westover Crossing
701 N. Westover Blvd.
Albany, Georgia 31707

                                  SCHEDULE 4.4

                                  REAL PROPERTY


The real property owned by the Seller at:

Albany Main
241 Pine Avenue
Albany, Georgia 31708

Westover Crossing
701 N. Westover Blvd.
Albany, Georgia 31707